Exhibit 1.1

GMR Solutions Inc.

[ • ] Shares
Class A Common Stock
($0.0001 par value)

Underwriting Agreement

[ • ], 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

As Representative of the several Underwriters,

Ladies and Gentlemen:

GMR Solutions Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as Representative, [ • ] shares of Class A Common Stock, $0.0001 par value (“Class A Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [ • ] additional shares of Class A Common Stock to cover overallotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain capitalized terms used herein are defined in Section 24 hereof.

The Representatives agree that up to [ • ] shares of the Underwritten Securities to be purchased by the Underwriters under this Agreement shall be reserved for sale to the Company’s employees, officers and directors (collectively, “Participants”), as set forth in the Preliminary Prospectus under the heading “Underwriting (Conflicts of Interest)” (the “Directed Share Program”). The Directed Share Program shall be administered by Fidelity Brokerage Services LLC and Fidelity Capital Markets, a division of National Financial Services LLC (the “Directed Share Provider”). The Shares to be sold by the Directed Share Provider and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by [ • ] P.M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Preliminary Prospectus.

 For the purposes of this Agreement, the term “Transaction” means, collectively, the offering of the Securities and the use of proceeds therefrom as described herein and in the Disclosure Package.

1.              Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            The Company has prepared and filed with the Commission a registration statement (file number 333-295169) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)            On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date and any settlement date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)            (i) The Disclosure Package, (ii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, and (iii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to the Underwriter Information (as defined below).

(d)            (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)            Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.

(f)             The Company (i) has not alone engaged in any Testing-the-Waters Communication (other than Testing-the-Waters Communications on Schedule IV with the consent of the Representative) and (ii) has not authorized anyone other than the Representative, KKR Capital Markets LLC and BofA Securities, Inc. to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative, KKR Capital Markets LLC and BofA Securities, Inc. have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications.

(g)            None of the Company or any Significant Subsidiary (as defined below) is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(h)            Neither the Company nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(i)             None of the Company or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(j)             Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as an entity in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction (to the extent such concept is applicable) where the ownership or leasing of its properties or the conduct of its business requires such qualification except, in the case of its subsidiaries, and solely with respect to clause (iii), the Company, where the failure to be so organized or qualified, have such power or authority or be in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(k)            The Company has no “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Act, other than those subsidiaries listed on Schedule III (each, a “Significant Subsidiary”).

(l)             As of December 31, 2025, after giving effect to the consummation of the Transaction and the Concurrent Transactions (as defined in the Registration Statement) (but without giving effect to the issuance of any Option Securities), the Company and its subsidiaries would have had the issued and outstanding as adjusted capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”, and all the outstanding membership interests or shares of capital stock, as applicable, of the Company and each subsidiary listed on Exhibit 21 of the Registration Statement have been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the Senior Secured Credit Facilities (as defined in the Disclosure Package and the Prospectus) and GMR, Inc.’s $1,000 million in aggregate principal amount of 7.375% senior secured notes due 2032 (the “2032 Notes”), including liens pursuant thereto). Except as disclosed in the Disclosure Package and the Prospectus, or except in connection with equity investments by, or awards of stock options, restricted stock units or performance stock units or other equity-based awards to, members of management or other employees of the Company, or any directors, contractors or agents of the Company, as described in the Disclosure Package and the Prospectus, there will be, on the Closing Date and after giving effect to the consummation of the Transaction and the Concurrent Transactions (as defined in the Registration Statement), no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries.

(m)          This Agreement has been duly authorized, executed and delivered by the Company.

(n)           No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Securities) or the consummation of the transactions contemplated thereby, including the Transaction and the Concurrent Transactions (as defined in the Registration Statement), except (i) registration of the Securities under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) filings with the Commission pursuant to Rule 424(b), (iv) filings with the Commission under the Exchange Act, (v) the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State for the State of Delaware, (vi) such as may be required in connection with any Permits (as defined below) held or maintained by the Company or its subsidiaries or (vii) as shall have been obtained or made prior to the Closing Date.

(o)           None of the issue and sale of the Securities nor the consummation of the transactions contemplated hereby, including the Transaction and the Concurrent Transactions (as defined in the Registration Statement), nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of its subsidiaries.

(p)            There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Preliminary Prospectus and the Prospectus under the headings “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders,” “Business—Regulatory Matters,” “Business—Legal Proceedings” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than as required by (i) the Amended and Restated Registration Rights Agreement, to be dated as of [●], 2026, among the Company and the other holders party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof), (ii) the Warrantholders’ Agreement, dated as of March 14, 2018, among the Company, KKR AMG Aggregator L.P., KKR AMG Co-Invest L.P., KKR North America Fund XI (AMG) LLC, Ares Capital Corporation, CION Ares Diversified Credit Fund, Ares Credit Strategies Insurance Dedicated Fund Series of SALI Multi-Series Fund, L.P., Ares Private Credit Solutions, L.P., Ares Private Credit Solutions (Cayman), Ltd. and the other parties party thereto from time to time (as amended, supplemented or otherwise modified from time to time prior to the date hereof) and (iii) the Amended and Restated Management Stockholders’ Agreement, dated as of July 26, 2024, among the Company (f/k/a GMR Buyer Corp.), KKR AMG Aggregator L.P., KKR AMG Co-Invest L.P., KKR North America Fund XI (AMG) LLC and the management stockholders party thereto from time to time.

(r)             The historical financial statements (including the related notes) included in the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the consolidated entities purported to be shown thereby, on the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein; the summary historical financial data set forth under the heading “Summary—Summary Historical Consolidated Financial and Other Data” in the Disclosure Package and the Prospectus fairly presents in all material respects, on the basis stated in the Disclosure Package and the Prospectus, the information included therein.

(s)            Except as otherwise set forth therein, since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has not occurred any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)             Except as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby, including the Transaction.

(u)            The Company and its subsidiaries own or lease all such real and personal property necessary to the conduct of their respective businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(v)            Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company or any of its subsidiaries is (i) in violation of any provision of its charter, bylaws or any equivalent organizational document; (ii) on the date hereof, in default in the performance or observation of any obligation or agreement under any indenture, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any its subsidiaries of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(w)           KPMG LLP, who have audited the consolidated financial statements of the Company and its subsidiaries as of December 31, 2025 and December 31, 2024 and for each of the three years in the period ended December 31, 2025, included in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(x)             Except, in each case, as would not have a Material Adverse Effect, the Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles.

(y)            Except as described in the Disclosure Package and the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(z)             The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are believed to be reasonable for the businesses in which they are engaged, except as described in the Disclosure Package and the Prospectus.

(aa)          Except as may be limited by applicable state corporation law or comparable laws, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus or contemplated pursuant to the Senior Secured Credit Facilities or the 2032 Notes.

(bb)          Each of the Company and its subsidiaries have such certificates, authorizations, and permits issued by the appropriate federal, state or foreign authorities (“Permits”) necessary to conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Disclosure Package and the Prospectus. None of the Company or any of its subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus.

(cc)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in the Company and its subsidiaries’ internal controls over financial reporting.

(dd)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ee)          Except as would not reasonably be expected to have a Material Adverse Effect or as described in the Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local governmental authority, relating to pollution or the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances), the environment, or natural resources, including with respect to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) the Company and its subsidiaries are, and for the last three years have been, in compliance with Environmental Laws and, to the knowledge of the Company, the Company and its subsidiaries have no liabilities or other obligations under Environmental Laws, and (iii) none of the Company or its subsidiaries anticipates capital expenditures relating to Environmental Laws.

(ff)            Except, in each case, as would not have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code (excluding transactions effected pursuant to a statutory or administrative exemption), has occurred with respect to any Plan which is maintained by the Company; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. With respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA has occurred, whether or not waived, and none is reasonably expected to occur, and (C) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA).

(gg)          Except as set forth in the Disclosure Package and the Prospectus, or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own, license or have other rights to use, all patents, copyrights, trade secrets, trademarks, service marks, trade names, domain names, know-how and other similar intellectual property rights (collectively, “Intellectual Property Rights”) necessary for the conduct of their businesses as currently conducted by them; (ii) in the past three years, none of the Company or any of its subsidiaries has received any written notice of infringement of such Intellectual Property Rights by others, except as disclosed in the Disclosure Package; and (iii) to the knowledge of the Company, the Intellectual Property Rights owned by the Company and its subsidiaries is not being infringed, misappropriated, diluted or otherwise violated by any third party and (iii) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party against the Company or any of its subsidiaries that (x) challenges the validity, enforceability, ownership or scope of any Intellectual Property Rights owned by the Company or any of its subsidiaries or (y) alleges that the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property Rights of any third party .

(hh)          Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Disclosure Package and Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same is in effect on the Closing Date.

(ii)            The Company has taken all necessary actions such that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), with which the Company is required to comply as of such time.

(jj)            No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Disclosure Package, any Written Testing-the-Waters Communication or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)          The operations of the Company and each of its subsidiaries are and have been conducted at all times since April 2019 in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ll)            (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are (any such Person described in this clause (i), a “Sanctioned Person”):

(A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and (until July 1, 2025) Syria) (each, a “Sanctioned Country”).

(ii) The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) for the purpose of funding or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

 (iii) It is acknowledged and agreed that clauses (i) and (ii) above and clause (iv) below are sought and given, unless (and to the extent that) to do so would be impermissible pursuant to (A) Regulation (EC) 2271/96 and/or Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; and/or (B) any similar applicable anti-boycott law or regulation of the United Kingdom.

 (iv) The Company and each of its subsidiaries have not since April 24, 2019 knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Sanctioned Person or in any Sanctioned Country except as licensed or otherwise permitted by an applicable Sanctions authority.

(mm)        (i) None of the Company or any of its subsidiaries, or any director or officer, or, to the Company’s knowledge, any employee, agent, or representative of the Company or of any of its subsidiaries, has since April 2019 taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of the U.S. Foreign Corrupt Practices Act, as amended (the “FCPA”), or any other applicable anti-corruption or anti-bribery laws; and (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with the FCPA and any applicable anti-corruption and anti-bribery laws and have instituted and maintained, or are subject to, and will continue to maintain or be subject to policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(nn)          Except as described in the Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

▪              Each of the Company and its subsidiaries is, and at all times during the past three years, has been, in compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) all applicable health care related fraud and abuse laws, including, without limitation, federal, state and local health care related fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Stark Law (42 U.S.C. Section 1395nn), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), 18 U.S.C. Sections 286, 287 and 1347, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (ii) applicable Medicare (Title XVIII of the Social Security Act) laws; (iii) applicable Medicaid (Title XIX of the Social Security Act) laws; and (iv) any and all other health care laws and regulations, each as amended from time to time, and the regulations promulgated thereunder, applicable to the operations of the Company or its subsidiaries. During the past three years, the Company has not been excluded, suspended or debarred from any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f). During the past three years, none of the Company or any subsidiary has received written notice from any governmental authority of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action alleging that the Company or its subsidiaries is in violation of any Health Care Laws in any material respect, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened (other than any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action which has been resolved).

▪              There are no suspensions, offsets or recoupments of any Programs being sought, requested or claimed, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries. The Company has not received written notice from any of the Programs or other third-party payment programs of any pending or threatened investigation or review that would reasonably be expected to result in suspension, exclusion or debarment from any such Programs, or the termination of any third-party payment program participation agreement. For purposes of this Agreement, “Programs” shall mean Medicare, Medicaid, and any other local, state or federal health care program that the Company or any of its subsidiaries participates in. None of the Company or any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental authority.

(oo)          Except as would not reasonably be expected to have a Material Adverse Effect, or except as described in the Disclosure Package and the Prospectus, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, and to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)); the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(qq)          Except as would not reasonably be expected to have a Material Adverse Effect or except as described in the Disclosure Package and the Prospectus (i) in the past three years, the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, the Payment Card Industry Data Security Standard, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) in the past three years, the Company has not received any written notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened in writing alleging non-compliance with any Data Security Obligation.

(rr)            The Company represents and warrants that Directed Shares have not been offered outside the United States. The Company has not offered, or caused the Underwriters or the Directed Share Provider to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

 Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ • ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [ • ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than twice) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.              Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at the offices of Simpson Thacher & Bartlett LLP, [address] at 10:00 AM, New York City time, on [ • ], 2026, or at such time on such later date not more than two Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company in writing to the Representative. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

 If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities to the Representative on the date specified by the Representative (which shall be within two Business Days after exercise of said option, which date may be postponed by agreement between the Representative and the Company) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4.              Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.              Agreements. The Company agrees with the several Underwriters as follows:

(a)            Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A under the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), there occurs an event, the result of which, in the opinion of counsel for the Underwriters, or counsel for the Company, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (a) of this Section 5, amend or supplement the Disclosure Package to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c)            If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), there occurs an event, the result of which, in the opinion of counsel for the Underwriters, or counsel for the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will eliminate or correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)            As soon as practicable, the Company will make generally available to its security holders and to the Representative (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)             The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(g)            The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h)            The Company will assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

(i)             The Company will not, without the prior written consent of the Representative, offer, sell or contract to sell, pledge (other than on behalf of an Affiliate of the Company), lend or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock (“Related Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement. The foregoing sentence shall not apply to (A) the Securities to be issued in the Transaction, (B) any shares of Class A Common Stock issued by the Company upon the exercise of options to purchase shares of Class A Common Stock, upon the vesting of restricted stock units, performance stock units or other equity awards or upon the settlement of restricted stock units, performance stock units or other equity awards, in each case disclosed in the Disclosure Package and the Prospectus, (C) the grant of awards pursuant to the Company’s incentive plans or otherwise pursuant to equity compensation arrangements with directors, officers, employees and consultants of the Company and its subsidiaries, in each case, as described in the Disclosure Package and the Prospectus, (D) the issuance or grant of shares of securities, including options to purchase shares of Class A Common Stock, restricted stock units, performance stock units or any other stock-based awards, in each case, registered or to be registered pursuant to any registration statement on Form S-8 pursuant to any benefit plans or arrangements (including, without limitation, employee stock purchase plans), in each case, as described in the Disclosure Package and the Prospectus, (E) the issuance of shares of Class A Common Stock or Class B Common Stock, par value $0.0001 (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (F) the issuance of shares of Common Stock, of restricted stock units, of performance stock units or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions, (G) the issuance by the Company of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock, of the Company, (H) the reclassification of outstanding shares of common stock into Class A Common Stock as described in the Disclosure Package and the Prospectus, (I) the issuance of warrants in the Concurrent Transactions (as defined in the Registration Statement) as described in the Disclosure Package and the Prospectus, and (J) the issuance by the Company of shares of Class A Common Stock or Class B Common Stock upon the due exercise of outstanding warrants to purchase shares of Common Stock; provided that, in the case of immediately preceding clauses (E) and (F), the aggregate number of restricted stock units, performance stock units and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of Common Stock outstanding immediately following the consummation of the Transaction and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.

(j)             If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)             The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “Exchange”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(h) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $20,000); (vii) the approval of the Securities for book entry transfer by DTC; (viii) any filings required to be made with the FINRA (including filing fees, fees and expenses of the QIU (as defined below) and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $100,000,000); (ix) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft used in connection with any “roadshow”); (x) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xii) all of the fees and disbursements of the Directed Share Provider and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xiii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Notwithstanding the forgoing, except as specifically provided in this paragraph (l) and in Section 7 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft used in connection with any “roadshow”).

(m)           The Company will use the proceeds from the sale of the Underwritten Securities in the manner described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(n)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Representative before first use. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter, severally and not jointly, represents and agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities).

(o)            The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.              Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy in all material respects (except in the case of Section 1(kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

(a)            The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened.

(b)            The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to furnish to the Representative an opinion letter and a negative assurance letter, each dated the Closing Date or any settlement date, as the case may be, and in form and substance reasonably satisfactory to the Representative.

(c)            The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date or any settlement date, as the case may be, and addressed to the Representative, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date or any settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

 (1)            the representations and warranties of the Company in this Agreement are true and correct in all material respects (except in the case of Section 1 (kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Execution Time and on the Closing Date or any settlement date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any settlement date, as the case may be;

 (2)            since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

 (3)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Company’s knowledge, threatened.

(e)           At the Execution Time and at the Closing Date or any settlement date, as the case may be, the Company shall have requested and caused KPMG LLP to furnish to the Underwriters a “comfort” letter, dated as of the Execution Time, and a bring-down “comfort letter,” dated as of the Closing Date or any settlement date, as the case may be, in form and substance reasonably satisfactory to the Representative, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Company contained in the Disclosure Package and the Prospectus, including any supplement thereto at the date of the applicable letter.

(h)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, and after giving effect to the Transaction, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)             On the Closing Date or any settlement date, as the case may be, the Securities shall have been approved for listing and admitted and authorized for trading on the Exchange, subject only to official notice of issuance.

(j)             At or prior to the Execution Time, the Company shall have caused each officer, director and stockholder of the Company listed on Exhibit A-1 hereto to furnish to the Representative, a letter addressed to the Representative substantially in the form of Exhibit A hereto.

(k)            Prior to the Closing Date or any settlement date, as the case may be, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

(l)             Prior to the Closing Date or any settlement date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(m)           At the Execution Time and at the Closing Date or any settlement date, as the case may be, the chief financial officer of the Company shall have furnished to the Representative a written certificate, in form and substance reasonably satisfactory to the Representative, as to certain financial information included in the Disclosure Package and the Prospectus.

 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

 The documents required to be delivered by this Section 6 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, at [address], on the Business Day prior to the Closing Date or any settlement date, as the case may be.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 9 hereof, the Company will reimburse the Underwriters severally through the Representative on behalf of the Underwriters on demand for all accountable expenses (including reasonable fees and disbursements of Latham & Watkins LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)             The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or any bona fide electronic road show as defined in Rule 433(h) under the Act (a “road show”), or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus, any Written Testing-the-Waters Communication or roadshow or in any amendment thereof or supplement thereto, in the light of the circumstances under which they were made, not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. The obligations of the Company under this indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, as applicable, which consent shall not be unreasonably withheld.

(b)            Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Company, (iii) each of the directors of the Company who signs the Registration Statement, (iv) each of the officers of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements in the Preliminary Prospectus and the Prospectus set forth in the eleventh paragraph, the twelfth paragraph and the thirteenth paragraph under the heading “Underwriting (Conflicts of Interest)”, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show (the “Underwriter Information”).

(c)            Promptly after receipt by an indemnified party under this Section 8 or Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 or Section 11, as applicable, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above or Section 11, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above or Section 11, as applicable, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel for the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel for the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for any Underwriters, its Affiliates, directors, selling agents and officers and any control persons of such Underwriters shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the indemnified parties referred to in Section 8(b) above shall be designated in writing by the Company. In the event that any Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 8(c), and any such Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by J.P. Morgan Securities LLC. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 or Section 11, as applicable, is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a), (b) or (c) above or Section 11, as applicable, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters (or the QIU in its capacity as such) may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters (or the QIU in its capacity as such) on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters (or the QIU in its capacity as such) on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the Prospectus. Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters (or the QIU in its capacity as such) on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)            The Company agrees to indemnify and hold harmless the Underwriters, their affiliates, directors and officers and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(f)            In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (e) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Directed Share Underwriter Entities, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(g)            To the extent the indemnification provided for in paragraph (e) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 8(g)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(g)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h)            The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (e) through (h) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(i)            The indemnity and contribution provisions contained in paragraphs (e) through (h) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of the Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I hereto, the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company or counsel for the Representative are necessary in the Registration Statement, Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole; (ii) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the Exchange or trading in any securities generally on the New York Stock Exchange or NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on either exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

11.            Qualified Independent Underwriter. The Company hereby confirms that at its request J.P. Morgan Securities LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of FINRA in connection with the offering of the Securities. In addition to its obligations under Section 8(a) herein, the Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” (within the meaning of Rule 5121 of FINRA) in connection with the offering of Securities as contemplated by this Agreement, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable for the reasonable fees and expenses of more than one law firm (in addition to any local counsel) for the QIU in its capacity as such and all persons, if any, who control such QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The Company shall not be liable under this Section 11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, as applicable, which consent shall not be unreasonably withheld.

12.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

13.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to c/o J.P. Morgan Securities LLC, [address] (fax: [fax number], Attention: Equity Syndicate Desk, or, if sent to the Company, will be mailed or delivered to GMR Solutions Inc., [address], Attention: Thomas Cook; with a copy to Sunny Cheong and Jessica A. Asrat, Simpson Thacher & Bartlett LLP, at [address] (fax no. [fax number]). The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

14.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.            Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

17.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

19.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.            Waiver of Jury Trial. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.            Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Agreement. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

22.            Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the U.S. federal ESIGN Act of 2000, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

23.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this Underwriting Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information identified in Schedule II hereto (including the pricing information provided orally by the underwriters), and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [ • ] p.m. on [ • ], 2026.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Remainder of page intentionally left blank; Signatures follow]

Very truly yours,

GMR Solutions Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

By:

By:
Name:
Title:

For itself and as Representative of the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased
J.P. Morgan Securities LLC	[ • ]
KKR Capital Markets LLC	[ • ]
BofA Securities, Inc.	[ • ]
Barclays Capital Inc.	[ • ]
Citigroup Global Markets Inc.	[ • ]
Evercore Group L.L.C.	[ • ]
Goldman Sachs & Co. LLC	[ • ]
Morgan Stanley & Co. LLC	[ • ]
UBS Securities LLC	[ • ]
Capital One Securities, Inc.	[ • ]
Loop Capital Markets LLC	[ • ]
Regions Securities LLC	[ • ]
Strong Capital	[ • ]
Total	[ • ]

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•	[None].

Pricing Information Provided Orally by Underwriters:

•	Price per share: $[ • ].

•	Number of Underwritten Securities to be sold by the Company: [ • ] shares of Class A Common Stock.

•	Number of Option Securities to be sold by the Company: [ • ] shares of Class A Common Stock.

Schedule III

Significant Subsidiaries of the Company

Air Evac EMS, Inc.

Air Medical Group Holdings LLC

American Medical Response, Inc.

AMR HoldCo, Inc.

Global Medical Response, Inc.

GMR Intermediate Corp.

Med-Trans Corporation

Schedule IV

Written Testing-the-Waters Communications

Investor Education Presentation, dated November 2025

Investor Education Presentation, dated January 2026

J.P. Morgan Healthcare Conference Presentation, dated January 2026

Testing-the-Waters Presentation, dated March 2026

Investor Day Presentation, dated March 2026

A redacted version of Amendment No. 2 to Draft Registration Statement on Form S-1, submitted to the Commission on March 25, 2026 in the form shared with potential investors on March 26, 2026

EXHIBIT A

Form of Lock-Up Agreement

GMR Solutions Inc.
Public Offering of Class A Common Stock

__, 2026

J.P. Morgan Securities LLC

As Representative of the several Underwriters,

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among GMR Solutions Inc., a Delaware corporation (the “Company”) and you as the representative (the “Representative”) of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Class A Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such capital stock (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until the close of business on the 180th day after the date of the Underwriting Agreement (the “lock-up period”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Underwriting Agreement.

The foregoing restrictions shall not apply:

(i)	to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or a family member; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the nature and conditions of such transfer and that the transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this Letter Agreement;

(ii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iii)	if the undersigned is a trust, to transfers to the beneficiary of such trust;

(iv)	to transfers to the undersigned’s affiliates (as defined under Rule 12b-2 of the Exchange Act) or to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned;

(v)	to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);

(vi)	to transfers to the Company (1) pursuant to the exercise of any options or outstanding warrants described in the Prospectus, including transfers deemed to occur upon “net” or “cashless” exercise, or the vesting of any restricted stock awards or the settlement of any restricted stock units and performance stock units granted by the Company pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Shares received by the undersigned upon any such exercise, vesting or settlement will be subject to the terms of this Letter Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any options or outstanding warrants described in the Prospectus, or the vesting of any restricted stock awards or the settlement of any restricted stock units or performance stock units granted by the Company pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise, vesting or settlement will be subject to the terms of this Letter Agreement; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares was solely to the Company;

(vii)	to transfers pursuant to “sell to cover” transactions for the purpose of satisfying any (a) exercise price upon the exercise of Company options that expire during the lock-up period and (b) tax withholding obligations upon the exercise of any options referred to in (vii)(a), the vesting of any restricted stock awards or the settlement of any restricted stock units or performance stock units granted by the Company pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition;

(viii)	to transfers pursuant to an order of a court or regulatory agency (for purposes of this Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(ix)	to transfers of Shares or Related Securities to the Company pursuant to the call or put provisions of that certain amended and restated management stockholders’ agreement, dated as of July 26, 2024 (as may be amended from time to time); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;

(x)	to transfers from an executive officer or his or her estate to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(xi)	to transfers of Shares acquired in the Offering or in open-market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be voluntarily made during the lock-up period in connection with subsequent sales of Shares or other securities acquired in the Offering or in such open-market transactions and that, if required, any filing under Section 16(a) of the Exchange Act during the lock-up period shall indicate, to the extent permitted by such Section and the related rules and regulations, the filing relates to the circumstances described in this clause (xi);

(xii)	to transfers in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of Shares or Related Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this Letter Agreement. For purposes of this clause (xii), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13 (d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company;

(xiii)	[to transfers to permit lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) in connection with a loan (including any margin loan) or other financing transaction provided to the undersigned and/or its affiliates to enforce their security interest by foreclosing, selling, transferring, appropriating or otherwise disposing of the Shares or Related Securities][1]; and

(xiv)	to enter into a written plan meeting the requirements of Rule 10b5-l under the Exchange Act for the transfer of Shares or Related Securities that does not in any case provide for the transfer of Shares or Related Securities during the lock-up period; provided that any filing under the Exchange Act or other public announcement made by any person regarding the establishment of such plan during the lock-up period shall include a statement that the undersigned is not permitted to transfer securities under such plan during the lock-up period in contravention of this Letter Agreement.

Provided, further, that:

A.	in the case of any transfer or distribution pursuant to clauses (i) through (v) above, it shall be a condition to such transfer that each transferee executes and delivers to J.P. Morgan Securities LLC an agreement in form and substance satisfactory to J.P. Morgan Securities LLC stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this Letter Agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this Letter Agreement except in accordance with this Letter Agreement (as if such transferee had been an original signatory hereto); and

1 To be included in institutional investor lock-ups only.

B.	in the case of any transfer or distribution pursuant to clauses (i) through (v) and clause (x) above, prior to the expiration of the lock-up period no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than those required pursuant to Section 13), or other public announcement reporting in the same filing a reduction in the aggregate beneficial ownership of Shares by the undersigned and its affiliates shall be required or shall be made voluntarily in connection with such transfer or distribution.

Notwithstanding anything to the contrary in this Letter Agreement, the restrictions set forth herein shall not apply to the exercise of any right with respect to a registration of any Shares or Related Securities (the “Demand Rights”); provided that (i) no public announcement of the exercise of the Demand Rights shall occur during the lock-up period, (ii) no transfer of the undersigned’s Shares or Related Securities proposed to be registered pursuant to the exercise of the Demand Rights shall occur, and (iii) no registration statement shall be publicly filed or announced, during the lock-up period. In addition, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares or Related Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver or, as applicable, to disclose such release or waiver in the publicly filed registration statement in connection with a secondary offering. Any release or waiver granted by J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member (as defined in FINRA Rule 5130(i)(5)) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

If J.P. Morgan Securities LLC waives or terminates any of the foregoing restrictions in connection with a transfer of Shares or Related Securities, with respect to any of the Shares or Related Securities of any Major Holder (as defined below) (a “Triggering Release”), the provisions of this Letter Agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of Shares or Related Securities of the undersigned as the percentage of Shares or Related Securities being released in the Triggering Release represent with respect to the securities held by the applicable Major Holder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release, if (i) the aggregate number of Shares or Related Securities affected by all such discretionary releases, waivers, or terminations, in whole or in part to any and all Major Holders (whether in one or multiple releases), is less than or equal to 1.0% of the fully-diluted shares of Class A common stock of the Company as measured immediately prior to the consummation of the Offering, (ii) the release is effective solely to permit a transfer not involving a disposition for value (not otherwise permitted by this Letter Agreement) and the transferee agrees in writing to be bound by the same terms described in this Letter Agreement. For purposes of determining record or beneficial ownership of a stockholder, all Shares or Related Securities held by investment funds or trusts affiliated with such stockholder shall be aggregated or (iii) the release or waiver is granted due to circumstances of an emergency or hardship as determined by J.P. Morgan Securities LLC in its sole judgment. For purposes of this Letter Agreement, each of the following persons is a “Major Holder”: each (x) officer named in the Prospectus, (y) director named in the Prospectus, or (z) record or beneficial owner of 1.0% or more of the Shares or Related Securities prior to the Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell the Shares). In the event that the undersigned is released from any of its obligations under this Letter Agreement or, by virtue of this Letter Agreement, becomes entitled to engage in any of the transactions described in the second paragraph hereof prior to the end date of the lock-up period, J.P. Morgan Securities LLC shall use its reasonable best efforts to provide notification of such to the Company, and upon receipt of such notice, the Company will notify the undersigned of the same within three business days thereof; provided that no failure by the Company to notify the undersigned shall give rise to any claim or liability against J.P. Morgan Securities LLC or the Underwriters.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours very truly,

Name:
Address:

[GMR Solutions Inc. - Lock-Up Agreement]

List of Lock-Up Parties	EXHIBIT A-1

1.	Pegasus Aggregator Holdco LLC

2.	SIP V GMR Holdings II, L.P.

3.	KED MDXL Investments, LLC

4.	Nick Loporcaro

5.	Edward Van Horne

6.	Brian Tierney

7.	Thomas Cook

8.	Lisa Jacoba

9.	Johnny Kim

10.	Max Lin

11.	Jan Stern Reed

12.	Timothy Wicks

Form of Press Release	EXHIBIT B

GMR Solutions Inc.
[Date]

GMR Solutions Inc. (the “Company”) announced today that J.P. Morgan Securities LLC, as lead book-running manager in the Company’s recent public sale of [ • ] shares of Class A Common Stock, are [waiving] [releasing] a lock-up restriction with respect to [ • ] shares of the Company’s Class A Common Stock (or securities exercisable or convertible into [ • ] shares of the Company’s Class A Common Stock) held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ • ], 202[ • ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Form of Waiver of Lock-Up	ADDENDUM

GMR Solutions Inc.
Public Offering of Class A Common Stock

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by GMR Solutions Inc., a Delaware corporation (the “Company”) of [ • ] shares of Class A Common Stock, $0.0001 par value (the “Class A Common Stock”), of the Company and the lock-up letter dated [ • ], 2026 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ • ], 202[ • ], with respect to [ • ] shares of Class A Common Stock (or securities exercisable or convertible into [ • ] shares of the Company’s Class A Common Stock) (collectively, the “Shares”).

J.P. Morgan Securities LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ • ], 20[ • ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

J.P. Morgan Securities LLC

cc: Company

48